Exhibit 5.1
Barack Ferrazzano Kirschbaum & Nagelberg llp
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS 60606
Telephone (312) 984-3100
Facsimile (312) 984-3150
August 8, 2008
First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois 60606

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is being rendered in connection with the filing by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering 5,000,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered from time to time by the Company on the terms provided in the Registration Statement, including without limitation, the Dividend Reinvestment and Direct Stock Purchase Plan as set forth therein (the “Plan”).
     We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.
     In arriving at the opinions expressed below, we have reviewed and examined the following documents:
(a)	the Registration Statement;

(b)	Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date (the “Charter”);

(c)	Amended and Restated Bylaws of the Company, as amended to date;

Barack Ferrazzano Kirschbaum & Nagelberg llp
First Industrial Realty Trust, Inc.
August 8, 2008

(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland, dated August 8, 2008;

(e)	resolutions of the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, adopted on February 28, 2007 (the “Authorizing Resolutions”);

(f)	a Certificate dated August 8, 2008 of the Company’s Secretary and Vice President—Corporate Legal; and

(g)	such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Securities are duly authorized under the Charter and, when issued as described in the Registration Statement and in accordance with the Authorizing Resolutions and with the provisions of the Plan, will be validly issued, fully paid and nonassessable.
     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities and that all Securities purchased pursuant to the Plan that are or will be acquired in the open market or in negotiated transactions with third parties (as described in the Plan) have been the subject of a legal opinion issued prior to the date hereof by another firm of licensed attorneys to the effect that such Securities were, when issued, duly authorized, validly issued, fully-paid and non-assessable.
     We are attorneys admitted to practice in the State of Illinois. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Illinois. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuireWoods LLP, a copy of which is attached hereto.
     We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).
     We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section of the Act as in consenting to such reference we have not certified any part of the Registration Statement

Barack Ferrazzano Kirschbaum & Nagelberg llp
First Industrial Realty Trust, Inc.
August 8, 2008

and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP